UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 4, 2010
CPEX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

1-33895	26-1172076

(Commission file number)	(IRS Employer Identification Number)

2 Holland Way, Exeter, New Hampshire	03833

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 658-6100
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
     On April 22, 2010, RSR Acquisition Company (“RSR”), a wholly-owned subsidiary of Shelter Bay Holdings, LLC, made an unsolicited tender offer to acquire all outstanding shares of common stock of CPEX Pharmaceuticals, Inc. (the “Company”) for $16.00 per share (the “Offer”).
     On May 4, 2010, the Board of Directors of the Company (the “Board”) took action, as permitted by the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, dated as of June 13, 2008 (the “Rights Agreement”), to extend the Distribution Date (as defined in the Rights Agreement), which otherwise would occur on the tenth business day after the Offer was first published or sent or given within the meaning of Exchange Act Rule 14d-2(a), until 4:59 P.M., New York City time, on May 24, 2010 (which is immediately prior to the currently scheduled expiration of the Offer) or such other date and time as may be subsequently determined by the Board by resolution. A copy of the Rights Agreement has been filed with the SEC as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 18, 2008.
Note to Security Holders
     Investors are urged to read the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 as it contains important information, including important information about the Offer. Security holders may obtain a free copy of the Solicitation/Recommendation Statement as well as any other public filings made from time to time by the Company with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the tender offer by RSR at the SEC’s website at www.sec.gov or from the Company at www.cpexpharm.com/investor.htm.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPEX PHARMACEUTICALS, INC. Registrant
By:	/s/ Robert P. Hebert
Robert P. Hebert
Vice President and Chief Financial Officer

Dated: May 6, 2010